Media Contact:  Gary Mickelson, 479-290-6111
Investor Contact:  Ruth Ann Wisener, 479-290-4235

TYSON REPORTS FOURTH QUARTER
AND FISCAL YEAR 2010 RESULTS

●	4th quarter 2010 EPS was $0.57 compared to $(1.23) last year, or $0.64 compared to $0.27 when excluding goodwill impairment charges.
	●	Goodwill impairment charges were $29 million ($0.07 per share) in Q4’10 and $560 million ($1.50 per share) in Q4’09
●	Overall operating margin was 5.3% in the 4th quarter 2010:
	●	Chicken operating income $141 million, or 5.4% of sales, or 6.5% when excluding $29 million goodwill impairment charge
	●	Beef operating income $121 million, or 4.0% of sales
	●	Pork operating income $125 million, or 9.9% of sales
	●	Prepared Foods operating income $10 million, or 1.3% of sales

Springdale, Arkansas – November 22, 2010 – Tyson Foods, Inc. (NYSE: TSN), today reported the following results:

(in millions, except per share data)	Fourth Quarter		12 Months
	2010	2009	2010	2009
Sales	$7,441	$7,214	$28,430	$26,704
Operating Income (Loss)	391	(322)	1,556	(215)

Net Income (Loss)	208	(458)	765	(551)
Less: Net Loss Attributable to Noncontrolling Interest	(5)	(1)	(15)	(4)
Net Income (Loss) Attributable to Tyson	$213	$(457)	$780	$(547)

Net Income (Loss) Per Diluted Share Attributable to Tyson	$0.57	$(1.23)	$2.06	$(1.47)

●	Fourth Quarter and 12 Months Fiscal 2010 – Included a non-cash full goodwill impairment charge of $29 million, or $0.07 per diluted share, related to our Brazil poultry operations.
●	12 Months Fiscal 2010 – Included the following:
	●	$59 million, or $0.09 per diluted share, of charges related to losses on notes repurchased during the first nine months fiscal 2010;
	●	$12 million, or $0.03 per diluted share, of charges related to an equity method investment impairment; and
	●	$38 million, or $0.06 per diluted share, of insurance proceeds received during the third quarter of fiscal 2010.

“Our results this quarter and this year are directly due to our diversified protein business models and  our operational improvements, which have raised the level of expectations for Tyson’s performance,” said Donnie Smith, president and chief executive officer of Tyson Foods.

“We produced record sales and earnings despite some market headwinds,” Smith said.  “Operating margins for the year were in or above their normalized ranges in each of our four segments. We generated more than $1.5 billion in operating income.  Strong cash flows allowed us to repurchase or redeem nearly $1.0 billion of notes in the fiscal year. This reduced gross debt to $2.5 billion and net debt to $1.6 billion, bringing our debt to its lowest level in nearly a decade.

“We’re just over halfway through our first quarter of fiscal 2011, and it is shaping up to be a strong quarter and another good year,” Smith said. “There are always challenging market conditions to manage. That’s the norm in our business, and we’re prepared to address them.”

Our accounting cycle resulted in a 13-week fourth quarter and 52-week year in fiscal 2010, as compared to a 14-week fourth quarter and 53-week year in fiscal 2009.

Segment Performance Review (in millions)

Sales
(for the fourth quarter and 12 months ended October 2, 2010, and October 3, 2009)
	Fourth Quarter				12 Months
			Volume	Avg. Price			Volume	Avg. Price
	2010	2009	Change	Change	2010	2009	Change	Change
Chicken	$2,619	$2,649	(0.5)%	(0.7)%	$10,062	$9,660	2.0%	2.1%
Beef	3,037	3,008	(11.8)%	14.4%	11,707	10,937	(1.9)%	9.1%
Pork	1,259	972	(8.7)%	41.9%	4,552	3,875	(3.3)%	21.4%
Prepared Foods	799	733	(6.7)%	16.9%	2,999	2,836	0.3%	5.5%
Intersegment Sales	(273)	(148)	n/a	n/a	(890)	(604)	n/a	n/a
Total	$7,441	$7,214	(6.9)%	10.8%	$28,430	$26,704	(0.6)%	7.1%

Operating Income (Loss)
(for the fourth quarter and 12 months ended October 2, 2010, and October 3, 2009)
	Fourth Quarter				12 Months
			Operating Margin				Operating Margin
	2010	2009	2010	2009	2010	2009	2010	2009
Chicken	$141	$32	5.4%	1.2%	$519	$(157)	5.2%	(1.6)%
Beef	121	(440)	4.0%	(14.6)%	542	(346)	4.6%	(3.2)%
Pork	125	48	9.9%	4.9%	381	160	8.4%	4.1%
Prepared Foods	10	39	1.3%	5.3%	124	133	4.1%	4.7%
Other	(6)	(1)	n/a	n/a	(10)	(5)	n/a	n/a
Total	$391	$(322)	5.3%	(4.5)%	$1,556	$(215)	5.5%	(0.8)%

Outlook
In 2011, overall protein (chicken, beef, pork and turkey) production is expected to increase. Because exports are likely to grow as well, we forecast that total domestic availability of protein should be relatively flat compared to 2010. The following is a summary of the fiscal 2011 outlook for each of our segments, as well as an outlook on capital expenditures, net interest expense and debt:

●
Chicken – While we expect chicken production to increase, domestic availability will depend on export volumes. Because of the less than expected yields in global feed grain crop production, current futures prices indicate higher grain costs in fiscal 2011 compared to fiscal 2010. We expect to offset the impact of increased grain costs with operational and pricing improvements.

●
Beef – We expect to see a gradual reduction in cattle supplies of 1-2% in fiscal 2011; however, we do not expect a significant change in the fundamentals of our Beef business as it relates to the previous few quarters. We expect adequate supplies in the regions we operate our plants. We expect beef exports to remain strong in fiscal 2011.

●
Pork – We expect hog supplies in fiscal 2011 will be comparable to fiscal 2010 and we believe we will have adequate supplies in the regions in which we operate. We expect pork exports to remain strong in fiscal 2011.

●
Prepared Foods – We expect operational improvements and increased pricing will more than offset the likely increase in raw material costs in fiscal 2011. While many of our sales contracts are formula based or shorter-term in nature, we are typically able to absorb rising input costs. However, there is a lag time for price increases to take effect, so it is more difficult to absorb rapidly rising raw material costs.

●	Capital Expenditures – Our preliminary capital expenditures plan for fiscal 2011 is approximately $700 million.
●	Net Interest Expense – We expect fiscal 2011 net interest expense will be approximately $245 million, down nearly $90 million compared to fiscal 2010.
●
Debt – We will continue to use our available cash to repurchase notes when available at attractive rates. We do not have any significant maturities of debt coming due over the next three fiscal years, as our 8.25% Notes due October 1, 2011 balance was $315 million at October 2, 2010. We plan to retire these notes with current cash on hand and/or cash flows from operations.

Segment Performance Review

Chicken Segment Results
in millions	Three Months Ended			12 Months Ended
	October 2, 2010	October 3, 2009	Change	October 2, 2010	October 3, 2009	Change
Sales	$2,619	$2,649	$(30)	$10,062	$9,660	$402
Sales Volume Change			(0.5)%			2.0%
Average Sales Price Change			(0.7)%			2.1%

Operating Income (Loss)	$141	$32	$109	$519	$(157)	$676
Operating Margin	5.4%	1.2%		5.2%	(1.6)%

Fourth quarter and 12 months of fiscal 2010
●	Included a non-cash full goodwill impairment charge of $29 million related to our Brazil poultry operations.
12 months of fiscal 2010
●	Included $38 million gain from insurance proceeds.
Fourth quarter and 12 months – Fiscal 2010 vs Fiscal 2009
●
Sales volume increase was due to an increase from an international acquisition, as well as an increase from domestic customer demand, which was offset in the fourth quarter due to one fewer week during the period. For the 12 months, the increase in average sales prices is primarily due to sales mix changes associated with the reduced sales volume of lower price per pound rendered products.

●	Operating Income (Loss) –
●
Operational Improvements – Operating results were positively impacted by operational improvements, which included: yield, mix and live production performance improvements; additional processing flexibility; and reduced interplant product movement.

●
Derivative Activities – Operating results included the following amounts for commodity risk management activities related to grain and energy purchases. These amounts exclude the impact from related physical purchase transactions, which impact current and future period operating results.

Income/(Loss) - in millions	Qtr	YTD
2010	$(2)	$(6)
2009	(9)	(257)
Improvement in operating results	$7	$251

●
Grain Costs – As compared to the same periods of fiscal 2009, operating results were positively impacted in the fourth quarter and 12 months of fiscal 2010 by a decrease in grain costs of $78 million and $158 million, respectively.

●	Operating results included an increase in incentive-based compensation.

Beef Segment Results
in millions	Three Months Ended			12 Months Ended
	October 2, 2010	October 3, 2009	Change	October 2, 2010	October 3, 2009	Change
Sales	$3,037	$3,008	$29	$11,707	$10,937	$770
Sales Volume Change			(11.8)%			(1.9)%
Average Sales Price Change			14.4%			9.1%

Operating Income (Loss)	$121	$(440)	$561	$542	$(346)	$888
Operating Margin	4.0%	(14.6)%		4.6%	(3.2)%

Fourth quarter and 12 months of fiscal 2009
●	Included $560 million non-cash charge related to the impairment of goodwill.
Fourth quarter and 12 months – Fiscal 2010 vs Fiscal 2009
●	Sales and Operating Income –
●
We increased our operating margins by maximizing our revenues relative to the rising live cattle markets, as well as improved our operating costs in the 12 months. In addition, we had an improvement in our export sales. Operating results included an increase in incentive-based compensation.

●
Derivative Activities – Operating results included the following amounts for commodity risk management activities related to forward futures contracts for live cattle. These amounts exclude the impact from related physical sale and purchase transactions, which impact current and future period operating results.

Income/(Loss) - in millions	Qtr	YTD
2010	$(8)	$(15)
2009	5	102
Decline in operating results	$(13)	$(117)

Pork Segment Results
in millions	Three Months Ended			12 Months Ended
	October 2, 2010	October 3, 2009	Change	October 2, 2010	October 3, 2009	Change
Sales	$1,259	$972	$287	$4,552	$3,875	$677
Sales Volume Change			(8.7)%			(3.3)%
Average Sales Price Change			41.9%			21.4%

Operating Income	$125	$48	$77	$381	$160	$221
Operating Margin	9.9%	4.9%		8.4%	4.1%

Fourth quarter and 12 months – Fiscal 2010 vs Fiscal 2009
●	Sales and Operating Income –
●
We increased our operating margins by maximizing our revenues relative to the rising live hog markets. In addition, we had an improvement in our export sales. Operating results included an increase in incentive-based compensation.

●
Derivative Activities – Operating results included the following amounts for commodity risk management activities related to forward futures contracts for live hogs. These amounts exclude the impact from related physical sale and purchase transactions, which impact current and future period operating results.

Income/(Loss) - in millions	Qtr	YTD
2010	$(7)	$(36)
2009	8	55
Decline in operating results	$(15)	$(91)

Prepared Foods Segment Results
in millions	Three Months Ended			12 Months Ended
	October 2, 2010	October 3, 2009	Change	October 2, 2010	October 3, 2009	Change
Sales	$799	$733	$66	$2,999	$2,836	$163
Sales Volume Change			(6.7)%			0.3%
Average Sales Price Change			16.9%			5.5%

Operating Income	$10	$39	$(29)	$124	$133	$(9)
Operating Margin	1.3%	5.3%		4.1%	4.7%

12 months of fiscal 2009
● Includes $15 million charge related to the closing of our Ponca City, Oklahoma, processed meats plant.
Fourth quarter and 12 months – Fiscal 2010 vs Fiscal 2009
●
Despite the increase in average sales prices, operating income decreased in the fourth quarter and 12 months of fiscal 2010 as compared to the same periods last year due to an increase in raw material costs. However, we made several operational improvements in late fiscal 2009 that allow us to run our plants more efficiently. Operating results included an increase in incentive-based compensation. In the 12 months of fiscal 2010, we received $8 million in insurance proceeds related to the flood damage at our Jefferson, Wisconsin, plant.

TYSON FOODS, INC.
CONSOLIDATED CONDENSED STATEMENTS OF INCOME
(In millions, except per share data)
(Unaudited)

	Three Months Ended		12 Months Ended
	October 2, 2010	October 3, 2009	October 2, 2010	October 3, 2009

Sales	$7,441	$7,214	$28,430	$26,704
Cost of Sales	6,772	6,752	25,916	25,501
Gross Profit	669	462	2,514	1,203
Selling, General and Administrative	249	224	929	841
Goodwill Impairment	29	560	29	560
Other Charges	0	0	0	17
Operating Income (Loss)	391	(322)	1,556	(215)
Other (Income) Expense:
Interest income	(3)	(3)	(14)	(17)
Interest expense	65	90	347	327
Other, net	6	0	20	18
Total Other Expense	68	87	353	328
Income (Loss) from Continuing Operations before Income Taxes	323	(409)	1,203	(543)
Income Tax Expense	115	49	438	7
Income (Loss) from Continuing Operations	208	(458)	765	(550)
Loss from Discontinued Operation, net of tax	0	0	0	(1)
Net Income (Loss)	208	(458)	765	(551)
Less: Net Loss Attributable to Noncontrolling Interest	(5)	(1)	(15)	(4)
Net Income (Loss) Attributable to Tyson	$213	$(457)	$780	$(547)

Weighted Average Shares Outstanding:
Class A Basic	304	302	303	302
Class B Basic	70	70	70	70
Diluted	379	372	379	372
Earnings (Loss) Per Share from Continuing Operations Attributable to Tyson:
Class A Basic	$0.58	$(1.25)	$2.13	$(1.49)
Class B Basic	$0.52	$(1.12)	$1.91	$(1.35)
Diluted	$0.57	$(1.23)	$2.06	$(1.47)
Loss Per Share from Discontinued Operation Attributable to Tyson:
Class A Basic	$0.00	$0.00	$0.00	$0.00
Class B Basic	$0.00	$0.00	$0.00	$0.00
Diluted	$0.00	$0.00	$0.00	$0.00
Net Income (Loss) Per Share Attributable to Tyson:
Class A Basic	$0.58	$(1.25)	$2.13	$(1.49)
Class B Basic	$0.52	$(1.12)	$1.91	$(1.35)
Diluted	$0.57	$(1.23)	$2.06	$(1.47)
Cash Dividends Per Share:
Class A	$0.040	$0.040	$0.160	$0.160
Class B	$0.036	$0.036	$0.144	$0.144

Sales Growth	3.1%		6.5%
Margins: (Percent of Sales)
Gross Profit	9.0%	6.4%	8.8%	4.5%
Operating Income (Loss)	5.3%	(4.5)%	5.5%	(0.8)%
Net Income (Loss)	2.8%	(6.3)%	2.7%	(2.1)%
Effective Tax Rate from Continuing Operations	35.6%	(12.3)%	36.4%	(1.5)%

TYSON FOODS, INC.
CONSOLIDATED CONDENSED BALANCE SHEETS
(In millions)
(Unaudited)

	October 2, 2010	October 3, 2009
Assets
Current Assets:
Cash and cash equivalents	$978	$1,004
Restricted cash	0	140
Accounts receivable, net	1,198	1,100
Inventories, net	2,274	2,009
Other current assets	168	122
Total Current Assets	4,618	4,375
Restricted Cash	0	43
Net Property, Plant and Equipment	3,674	3,576
Goodwill	1,893	1,917
Intangible Assets	166	187
Other Assets	401	497
Total Assets	$10,752	$10,595

Liabilities and Shareholders’ Equity
Current Liabilities:
Current debt	$401	$219
Accounts payable	1,110	1,013
Other current liabilities	1,034	761
Total Current Liabilities	2,545	1,993
Long-Term Debt	2,135	3,258
Deferred Income Taxes	321	309
Other Liabilities	486	539
Redeemable Noncontrolling Interest	64	65

Total Tyson Shareholders’ Equity	5,166	4,398
Noncontrolling Interest	35	33
Total Shareholders’ Equity	5,201	4,431

Total Liabilities and Shareholders’ Equity	$10,752	$10,595

TYSON FOODS, INC.
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	12 Months Ended
	October 2, 2010	October 3, 2009
Cash Flows From Operating Activities:
Net income (loss)	$765	$(551)
Depreciation and amortization	497	513
Deferred income taxes	18	(33)
Impairment of goodwill	29	560
Other, net	112	104
Net changes in working capital	11	367
Cash Provided by Operating Activities	1,432	960

Cash Flows From Investing Activities:
Additions to property, plant and equipment	(550)	(368)
Purchases of marketable securities	(53)	(37)
Proceeds from sale of marketable securities	49	56
Change in restricted cash to be used for investing activities	43	(43)
Proceeds from sale of discontinued operation	0	75
Acquisitions, net of cash acquired	0	(93)
Other, net	11	(17)
Cash Used for Investing Activities	(500)	(427)

Cash Flows From Financing Activities:
Net borrowings (payments) on revolving credit facilities	0	15
Payments on debt	(1,034)	(380)
Proceeds from borrowings of debt	0	852
Purchases of treasury shares	(48)	(19)
Dividends	(59)	(60)
Debt issuance costs	0	(59)
Change in restricted cash to be used for financing activities	140	(140)
Other, net	42	6
Cash Provided by (Used for) Financing Activities	(959)	215

Effect of Exchange Rate Change on Cash	1	6

Increase (Decrease) in Cash and Cash Equivalents	(26)	754
Cash and Cash Equivalents at Beginning of Year	1,004	250
Cash and Cash Equivalents at End of Period	$978	$1,004

Tyson Foods, Inc., founded in 1935 with headquarters in Springdale, Arkansas, is one of the world’s largest processors and marketers of chicken, beef and pork, the second-largest food production company in the Fortune 500 and a member of the S&P 500. The company produces a wide variety of protein-based and prepared food products and is the recognized market leader in the retail and foodservice markets it serves. Tyson provides products and service to customers throughout the United States and more than 100 countries. The company has approximately 115,000 Team Members employed at more than 400 facilities and offices in the United States and around the world. Through its Core Values, Code of Conduct and Team Member Bill of Rights, Tyson strives to operate with integrity and trust and is committed to creating value for its shareholders, customers and Team Members. The company also strives to be faith-friendly, provide a safe work environment and serve as stewards of the animals, land and environment entrusted to it.

A conference call to discuss the Company’s financial results will be held at 9 a.m. Eastern Monday, November 22, 2010. To listen live via telephone, call 888-790-1749. A pass code and the leader’s name will be required to join the call. The pass code is Tyson Foods and the leader’s name is Ruth Ann Wisener. International callers dial 210-234-0002. The call also will be webcast live on the Internet at http://ir.tyson.com. Financial information, such as this news release, as well as other supplemental data, including Company distribution channel information, can be accessed from the Company’s web site at http://ir.tyson.com. A telephone replay will be available until December 24 at 888-568-0091 and will also be archived for one year at http://ir.tyson.com.

Forward-Looking Statements

Certain information contained in the press release may constitute forward-looking statements, such as statements relating to expected earnings and results. These forward-looking statements are subject to a number of factors and uncertainties which could cause our actual results and experiences to differ materially from the anticipated results and expectations, expressed in such forward-looking statements. We wish to caution readers not to place undue reliance on any forward-looking statements, which speak only as of the date made. Among the factors that may cause actual results and experiences to differ from anticipated results and expectations expressed in such forward-looking statements are the following: (i) the effect of, or changes in, general economic conditions; (ii) fluctuations in the cost and availability of inputs and raw materials, such as live cattle, live swine, feed grains (including corn and soybean meal) and energy; (iii) market conditions for finished products, including competition from other global and domestic food processors, supply and pricing of competing products and alternative proteins and demand for alternative proteins; (iv) successful rationalization of existing facilities and operating efficiencies of the facilities; (v) risks associated with our commodity purchasing activities; (vi) access to foreign markets together with foreign economic conditions, including currency fluctuations, import/export restrictions and foreign politics; (vii) outbreak of a livestock disease (such as avian influenza (AI) or bovine spongiform encephalopathy (BSE)), which could have an effect on livestock we own, the availability of livestock we purchase, consumer perception of certain protein products or our ability to access certain domestic and foreign markets; (viii) changes in availability and relative costs of labor and contract growers and our ability to maintain good relationships with employees, labor unions, contract growers and independent producers providing us livestock; (ix) issues related to food safety, including costs resulting from product recalls, regulatory compliance and any related claims or litigation; (x) changes in consumer preference and diets and our ability to identify and react to consumer trends; (xi) significant marketing plan changes by large customers or loss of one or more large customers; (xii) adverse results from litigation; (xiii) risks associated with leverage, including cost increases due to rising interest rates or changes in debt ratings or outlook; (xiv) compliance with and changes to regulations and laws (both domestic and foreign), including changes in accounting standards, tax laws, environmental laws, agricultural laws and occupational, health and safety laws; (xv) our ability to make effective acquisitions or joint ventures and successfully integrate newly acquired businesses into existing operations; (xvi) effectiveness of advertising and marketing programs; and (xvii) those factors listed under Item 1A. “Risk Factors” included in our October 2, 2010, Annual Report filed on Form 10-K.